                                                                   EXHIBIT 10.55

                 AMENDMENT NO. 1 TO CERTAIN OPERATIVE AGREEMENTS

       THIS AMENDMENT NO. 1 (this "Amendment") dated as of March 14, 2000, is by and among SUNRISE MIDWEST LEASING, L.L.C., a Virginia limited liability company (the "Lessee" or the "Construction Agent"); SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the "Guarantor"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually but solely as the Owner Trustee under the Sunrise Trust 1998-1 (the "Owner Trustee" or the "Lessor"); the various banks and other lending institutions listed on the signature pages hereto (subject to the definition of Lenders in Appendix A to the Participation Agreement referenced below, individually, a "Lender" and collectively, the "Lenders"); BANK OF AMERICA, N.A., a national banking association, which is the successor to NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); and the various banks and other lending institutions listed on the signature pages hereto as holders of certificates issued with respect to the Sunrise Trust 1998-1 (subject to the definition of Holders in Appendix A to the Participation Agreement referenced below, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement (hereinafter defined).

                               W I T N E S S E T H

       WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of December 2, 1998 (the "Participation Agreement") and certain of the parties to this Amendment are parties to the other Operative Agreements relating to a $47 million tax retention operating lease facility that has been established in favor of the Lessee;

       WHEREAS, the Lessee has requested certain modifications to the Participation Agreement and the other Operative Agreements;

       WHEREAS, the Financing Parties have agreed to the requested modifications on the terms and conditions set forth herein;

       NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                             PARTICIPATION AGREEMENT

       1. Appendix A to the Participation Agreement is hereby amended to add or modify the following defined terms:

       "Adjusted Properties EBITDAR" means, for the Properties and each property comprising the Residual Payment Collateral for any period, earnings before interest, federal and state income taxes, depreciation, amortization and rent, but after an imputed replacement reserve of $250 per year per bed in each facility that is open for operation and a management fee equal to the greater of 5% for gross revenues or the actual management fee paid to the Management Company.

       "Assets Held for Sale" shall mean each of the properties listed on
Schedule I attached hereto, which are currently being held by SALI (or an Affiliate of SALI) for resale.

       "Convertible Debt" shall mean the $150 million convertible subordinated notes of SALI due 2002.

       "EBITDAR" means earnings before interest, federal and state income taxes, depreciation, amortization, and any other non-cash and one-time, non-recurring charges consented to by the Agent in its sole discretion (provided that the consent of the Majority Secured Parties shall be required for adding back charges in excess of $5,000,000 in the aggregate in any one year, but after an imputed Replacement Reserve and a Management Fee equal to the greater of 5% of the gross revenues or the actual Management Fee paid to the Management Company, plus Rent Expense. Earnings shall include income from "Assets Held for Sale" through the date on which any such asset is actually sold and shall include the gain from any sale of an open operating Facility owned by SALI or an Affiliate of SALI up to but not exceeding an aggregate of twenty (20) of such sales in any twelve (12) month period; provided, however, that other one-time non-recurring gains including those from sales of Assets Held for Sale will not be included in EBITDAR.

       "Facility" shall mean, individually or collectively, an assisted living facility or independent living facility owned by the Lessee, SALI or any Affiliate of the Lessee or SALI.

       "Funded Debt" of SALI at any time means the sum at such time of (a) indebtedness for borrowed money (including specifically but without limiting the generality of the foregoing, the Convertible Debt), (b) any obligations in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of SALI, (c) lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of SALI, (d) all liabilities secured by any property owned by SALI to the extent attached to SALI's interest in such property, even though SALI has not assumed or become liable for the payment thereof, and in the case of SALI, (e) (i) amounts payable by SALI under any terminated or defaulted interest rate protection products or which remain outstanding or (ii) take-out commitments (excluding a refinancing or a commitment of a third party) or purchase contracts including the deferred purchase price of property or services in each instance if SALI does not control the incurring obligation, (f) (i) the amount of any guaranty of indebtedness for borrowed money or (ii) other



                                       2
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debt owed by Persons other than SALI which is in default and for which the creditor is pursuing payment by SALI, (g) any obligation of SALI or a Commonly Controlled Entity to a Multiemployer Plan, (h) any synthetic lease obligations,
(i) any other lease expenses for rented real property will be accounted for as debt based on eight times annualized lease payments (provided, however, that so long as SALI or any Affiliate of SALI shall continue to own a 50% interest in the Facility located in Severna Park, Maryland known as "Sunrise of Severna Park," lease expenses for Sunrise of Severna Park will be accounted for as debt based on four times the annualized lease payments rather than eight times the annualized lease payments and (j) other amounts considered to be debt by the Agent in a dollar amount to be mutually agreed upon by the Agent and SALI, but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by SALI and for which adequate reserves are being provided on the books of SALI in accordance with GAAP, all of the above whether recourse or non-recourse, secured or unsecured.

       "Management Fees" shall mean any and all management fees under, or in connection with the Management Agreement.

       "Rent Expense" shall mean the actual rent expense incurred by the Lessee, SALI or any Affiliate of the Lessee or SALI as a tenant under leases with respect to any Facility.

       "Replacement Reserves" shall mean $250 per year per bed in each Facility (whether or not such Facility is stabilized).

       "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (as defined by GAAP) plus the dollar amount of the leasehold value associated with the Properties (which leasehold value would otherwise be categorized as an intangible asset on the financial statements of SALI) less the total of (i) all assets which would be classified as intangible assets under GAAP, including goodwill (except for the goodwill purchased in connection with the acquisition of Karrington Health, Inc. in the approximate amount of $32,000,000 (subject to adjustment for final audited calculations as of December 31, 1999 and as may be further adjusted as reported in future Form 10Q Reports of SALI), which shall be included in Tangible Net Worth and except for deferred taxes recorded as goodwill), trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (ii) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Agent, (iii) the amount of all loans and advances to, or investments in, any person of entity, excluding cash equivalents and deposit accounts maintained by SALI with any financial institution, (iv) advances or loans made to or receivables from any unconsolidated affiliates (excluding subordinated debt or loans of unconsolidated subsidiaries and affiliates of SALI which are parties to development and management contracts with Sunrise Development, Inc. and Sunrise Assisted Living Management, Inc.) of which SALI owns less than fifty percent (50%) or any stockholder of SALI or any affiliate and (v) the amount of all loans and advances to, or investments in, any person or entity, excluding loans to Karrington and its affiliates, cash equivalents and deposit accounts maintained by SALI with any financial institutions, certain mortgage revenue bonds issued by the Bucks County, Pennsylvania Industrial Development


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Authority and investments of less than $2,500,000 individually (not to exceed
$10,000,000 in the aggregate).

       2. Section 8.3B.2(a) of the Participation Agreement is hereby amended to read as follows:

          (a) Minimum Tangible Net Worth. SALI shall maintain, on a consolidated basis with all Subsidiaries, at all times measured quarterly beginning with the quarter ending September 30, 1999, a minimum Tangible Net Worth of not less than the sum of a $258,003,069 plus 75% of SALI's net income (if positive) for each subsequent quarter, plus 85% of the net proceeds to SALI of any equity capital transaction received during any subsequent quarter.

       3. Section 8.3B.2(c) of the Participation Agreement is hereby amended to read as follows:

          (c) Funded Debt to EBITDAR. SALI shall maintain as of the end of each fiscal quarter (beginning with the fiscal quarter ending December 31, 1999) a ratio of Funded Debt as of such date to EBITDAR for SALI on a consolidated basis for the period of four consecutive fiscal quarters listed below (each, a "Period"), of not more than:


          Period 1     From December 31, 1999 to and including September 30, 2000           8.75:1.00

          Period 2     From December 31, 2000 to and including September 30, 2001           7.75:1.00

          Period 3     From December 31, 2001 and thereafter                                7.00:1.00

Notwithstanding the foregoing, in the event that SALI or any of its Affiliates sells more than ten (10) Facilities (other than Assets Held for Sale) during fiscal year 2000, the foregoing maximum ratio will be reduced to 7.75 to 1.00 effective as of the end of the fiscal quarter in which the closing of the sale of the tenth Facility occurred.

       4. Section 8.3B.2(e) of the Participation Agreement is hereby amended to read as follows:

          (e) Aggregate Adjusted EBITDAR to Debt Service for the Properties. Maintain as of the end of the fiscal quarters shown below a ratio (for all Properties and all properties comprising the Residual Payment Collateral in the aggregate) of (i) Adjusted Properties EBITDAR for the period of two (2) consecutive fiscal quarters then ended multiplied by two to (ii) Annual Properties Debt Service, of not less than:


      Fiscal Quarter Ending
      ---------------------
      December 31, 1999                                                   1.0:1.0
      March 31, 2000                                                      1.2:1.0
      June 30, 2000 and each fiscal quarter thereafter                   1.35:1:0



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

       5. Section 8.3B.2(f) of the Participation Agreement is hereby deleted.

       6. Section 8.9 of the Participation Agreement is hereby amended to read as follows:

8.9    RELEASE OF RESIDUAL PAYMENT COLLATERAL.

       The Residual Payment Collateral located in Raleigh, North Carolina identified on Exhibit N hereto (the "Raleigh Property") will be promptly released, at the request and expense of SALI, at any time after the ratio of Adjusted Properties EBITDAR (exclusive of the Adjusted Properties EBITDAR generated by the Raleigh Property) to Annual Properties Debt Service shall be equal to or greater than 1.60:1.0 as of the last day of at least two (2) consecutive fiscal quarters (such calculation to be made, for purposes of this section, by annualizing the results for the two quarter period ending of the last day of each such fiscal quarter), provided that no Default or Event of Default shall then exist and be continuing. The Agent is specifically authorized and directed by the Lenders and the Holders to take such action as is necessary or appropriate to give effect to such release.

       7. The following sentence is hereby added at the end of Section 8.3B.3(b) of the Participation Agreement:

       "Without limiting the generality of the foregoing, SALI and its Subsidiaries will not sell more than twenty (20) Facilities (excluding Facilities now classified as Assets Held for Sale) during any twelve (12) month period without the prior written consent of the Majority Secured Parties."

       8. The schedule of Residual Payment Collateral attached as Exhibit N to the Participation Agreement is hereby deleted and replaced with the following page:

                  [Remainder of Page Intentionally Left Blank]


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                                    EXHIBIT N
                           Residual Payment Collateral

Montgomery County (Blue Bell), Pennsylvania
Wake County (Raleigh), North Carolina

                  [Remainder of Page Intentionally Left Blank]


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




                                  MISCELLANEOUS

       9. This Amendment shall be effective upon satisfaction of the following conditions:

          (a) execution and delivery of this Amendment by the parties hereto and execution and delivery of such other documents, agreements or instruments deemed necessary or advisable by the Agent; and

          (b) (i) receipt by the Agent of an officer's certificate of the Lessee and the Construction Agent (in form and in substance reasonably satisfactory to the Agent) certifying that a resolution has been adopted by Lessee's Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, specifying that no Default or Event of Default shall have occurred and be continuing, specifying that the representations and warranties of Lessee and the Guarantor set forth in the Participation Agreement are true and correct (except for any such representations and warranties which relate solely to an earlier time) and certifying as to the incumbency of the officer of Lessee executing this Amendment and (ii) receipt by the Agent of an officer's certificate of the Guarantor (in form and in substance reasonably satisfactory to the Agent) certifying that a resolution has been adopted by such Credit Party's Board of Directors approving and authorizing the execution, delivery and performance of this Amendment and certifying as to the incumbency of the officer of the Guarantor executing this Amendment; and

          (c) receipt by the Agent of legal opinions of counsel to the Lessee relating to this Amendment in form and substance reasonably satisfactory to the Agent; and

          (d) receipt by the Agent, on behalf of each Lender and each Holder, of an amendment fee equal to the product of one eighth of one percent (0.125%) multiplied by the sum of the aggregate Commitments and the aggregate Holder Commitments (after giving effect to the reduction in the aggregate Commitments and the aggregate Holder Commitments as a result of the purchase by Lessee of the Properties more particularly identified on
       Schedule II attached hereto pursuant to subsection (e) of this Section); and

          (e) receipt by the Agent of the Termination Value for each of the Properties more particularly identified on Schedule II attached hereto and conveyance by Lessor to Lessee (or Lessee's designee) of each such Property upon receipt of the Termination Value therefore, in accordance with Section 20.2 of the Lease.

       10. Except as modified hereby, all of the terms and provisions of the Operative Agreements (including Schedules and Exhibits) shall remain in full force and effect.

       11. The Lessee agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

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

       12. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

       13. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of Virginia.



                            [signature pages follow]

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







       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CONSTRUCTION AGENT
AND LESSEE:                        SUNRISE MIDWEST LEASING, L.L.C., as the
                                   Construction Agent and as the Lessee
                                   by Sunrise Assisted Living Investments,
                                   Inc., as Sole Member

                                   By: /s/ James S. Pope
                                      -------------------------------------
                                   Name: James S. Pope
                                         ----------------------------------
                                   Title: Vice President
                                         ----------------------------------


GUARANTOR:                         SUNRISE ASSISTED LIVING, INC., as Guarantor

                                   By: /s/ Thomas B. Newell
                                      -------------------------------------
                                   Name:   Thomas B. Newell
                                      -------------------------------------
                                   Title:  Executive Vice President
                                      -------------------------------------


                                   By: /s/ David W. Faeder
                                      -------------------------------------
                                   Name:   David W. Faeder
                                      -------------------------------------
                                   Title:  President
                                      -------------------------------------

OWNER TRUSTEE AND
LESSOR:                            FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1

                                   By: /s/ Val T. Orton
                                      ------------------------------------------
                                   Name: Val T. Orton
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                           [signature pages continued]

AGENT, LENDERS AND HOLDERS:       BANK OF AMERICA, N.A., as successor to
                                  NationsBank, N.A., as a Lender, as a Holder and as the Agent

                                  By: /s/ Leslie M . Zuga
                                     -------------------------------------------
                                  Name:    Leslie M. Zuga
                                      ------------------------------------------
                                  Title:   Senior Vice President
                                       -----------------------------------------

                                  FLEET NATIONAL BANK, as a Lender and as a Holder

                                  By: /s/ Patricia Marinilli
                                     -------------------------------------------
                                  Name:   Patricia Marinilli
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------

                                  PROVIDENT BANK OF MARYLAND, as a Lender and as a Holder

                                  By: /s/  Thomas C. Myers
                                     -------------------------------------------
                                  Name:    Thomas C. Myers
                                       -----------------------------------------
                                  Title:   Vice President
                                        ----------------------------------------

                                   SCHEDULE I
             [LIST OF ASSETS HELD FOR SALE AS OF FEBRUARY 22, 2000]

Sunrise of Fremont, OH
Sunrise of Shahawn (Tiffen), OH
Sunrise of Rochester, MN
Sunrise of Bismark Commons, ND
Sunrise of Bismark Cottages, ND
Sunrise of Buffalo Cottages, MN
Sunrise of Waterloo, IA
Sunrise of Mankato, MN
Sunrise of Park Ridge, IL
Sunrise Regional Office Building, Columbus, OH

                                   SCHEDULE II

               [Identify Charlotte, NC and Poland, OH Properties]